Exhibit 99.2

CommScope to Acquire ARRIS:

Approximately $7.4 Billion Transaction Accelerates CommScope Vision

to Shape Communications Networks of the Future

Transaction More Than Doubles Expected Product Addressable Market

to Greater Than $60 Billion

Expected to Generate Approximately $1 Billion in Cash Flow from Operations1 and

Be More Than 30 Percent Accretive to Adjusted EPS in First Full Year after Closing

Expect More than $150 Million in Annual Cost Synergies Within Three Years

The Carlyle Group Reestablishes Ownership Position in CommScope

with $1 Billion Minority Investment

HICKORY, NC, and SUWANEE, GA, November 8, 2018 – CommScope (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, has agreed to acquire ARRIS International plc (NASDAQ: ARRS), a global leader in entertainment and communications solutions, in an all-cash transaction for $31.75 per share, or a total purchase price of approximately $7.4 billion, including the repayment of debt.

In addition, The Carlyle Group, a global alternative asset manager, has reestablished an ownership position in CommScope through a $1 billion minority equity investment as part of CommScope’s financing of the transaction.

The combination of CommScope and ARRIS, on a pro forma basis, would create a company with approximately $11.3 billion in revenue and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $1.8 billion, based on results for the two companies for the 12 months ended September 30, 2018.

The combined company is expected to drive profitable growth in new markets, shape the future of wired and wireless communications, and position the new company to benefit from key industry trends, including network convergence, fiber and mobility everywhere, 5G, Internet of Things and rapidly changing network and technology architectures.

ARRIS, an innovator in broadband, video and wireless technology, combines hardware, software and services to enable advanced video experiences and constant connectivity across a variety of environments – for service providers, commercial verticals, small enterprises and the people they serve. ARRIS has strong leadership positions in the three segments in which it operates:

•	Customer Premises Equipment (CPE), featuring access devices such as broadband modems, gateways and routers and video set-tops and gateways;

•	Network & Cloud (N&C), combining broadband and video infrastructure with cloud-based software solutions; and

•

Enterprise Networks, incorporating the recently acquired Ruckus Wireless® and ICX Switch® businesses, and focusing on wireless and wired connectivity, including Citizens Broadband Radio Service solutions.

For the 12 months ended September 30, 2018, ARRIS generated revenues of approximately $6.7 billion, consisting of $3.9 billion from CPE, $2.2 billion from N&C and $568 million from Enterprise Networks (reflecting only a partial year of Ruckus since its acquisition in December 2017).

“After a comprehensive evaluation of our business and the evolving industry we operate in, we are confident that combining with ARRIS is the best path forward for CommScope to grow and provide the greatest returns for shareholders,” said Eddie Edwards, president and chief executive officer, CommScope. “CommScope and ARRIS will bring together a unique set of complementary assets and capabilities that enable end-to-end wired and wireless communications infrastructure solutions that neither company could otherwise achieve on its own. With ARRIS, we will access new and growing markets, and have greater technology, solutions and employee talent that will provide additional value and benefit to our customers and partners.

“CommScope and ARRIS share a customer-first culture that emphasizes innovation, made possible by incredibly talented and experienced teams of people. As we have with numerous transactions in the past, we expect to work together with Bruce McClelland and the ARRIS team to create a best-in-class management team and achieve a seamless integration. Together, CommScope and ARRIS will be well positioned to serve a more diverse set of customers and generate substantial value for our shareholders.”

ARRIS Chief Executive Officer Bruce McClelland said, “CommScope is an ideal partner for ARRIS. In addition to providing immediate and substantial cash value to our shareholders, we are excited for what this combination will deliver for our customers, partners and employees around the world. Today’s agreement is a testament to the strength of ARRIS: our leading technology, talented employees and established competitive position. With CommScope, we expect to further advance ARRIS’ strategy to drive innovation across our iconic brands and pioneer the standards and pathways for tomorrow’s personalized, connected always-on consumer experience. ARRIS will become part of an even stronger, more global industry leader, and I look forward to working with the CommScope team to achieve great results for the combined company.”

Transaction is a critical step in fueling growth, shareholder value and customer benefits:

•

Positioned to Capitalize on Positive Industry Trends: The combined company will be well positioned to benefit from key industry trends by combining best-in-class capabilities in network access technology and infrastructure and creating end-to-end and comprehensive solutions. We believe trends such as network convergence, fiber and mobility everywhere, the advent of 5G and fixed wireless access, Internet of Things and rapidly changing network and technology architectures will provide compelling long-term opportunities for the combined company and its unique end-to-end communications infrastructure capabilities.

•

Unlocks Significant, High-Growth Segments and Increases Product Addressable Market: The company expects to more than double its total product addressable market to more than $60 billion, with a unique set of complementary assets and capabilities that enable end-to-end communications infrastructure solutions such as:

•	Converged small cell solutions for licensed and unlicensed wireless spectrum;

•	Complementary wired and wireless communications infrastructure;

•	Integrated broadband access;

•	Private network solutions for industrial, enterprises and public venues; and

•	Comprehensive connected and smart home solutions.

•

Expanded Product Offerings and R&D Capabilities to Meet Diversified Customer Base: CommScope and ARRIS will share strong technical expertise with approximately 15,000 patents and approximately $800 million in average annual research and development investments. With a stronger global footprint, the combined company is expected to serve customers across more than 150 countries.

•

Strong Financial Profile with Cost Savings Opportunities: For the 12 months ended September 30, 2018, on a pro forma basis, the combined company would have generated revenues of approximately $11.3 billion with adjusted EBITDA of approximately $1.8 billion. As a result of the combined company’s increased scale, CommScope expects to achieve annual run-rate cost savings of at least $150 million within three years post-close, with synergies of more than $60 million expected to be realized in the first full year after closing and more than $125 million expected to be realized after the second year post-close, driven from natural synergies primarily in direct procurement and SG&A.

•

Significantly Accretive to CommScope’s Earnings: The transaction is expected to be more than 30 percent accretive to CommScope’s adjusted earnings per share by the end of the first full year after closing, excluding purchase accounting charges, transition costs and other special items.

•

Maintains CommScope’s Strong Balance Sheet, Credit Position and Financial Flexibility: With a unique set of complementary assets and capabilities that enable end-to-end communications infrastructure solutions, the combined company is expected to generate approximately $1 billion in cash flow from operations[1] in the first full year after closing. Upon completion of the transaction, CommScope’s net leverage (debt less cash) ratio based on pro forma adjusted EBITDA[1] for the 12 months ended September 30, 2018 is expected to be 5.1x, including full run-rate synergies of $150 million. Given the increased scale and cash flow generation, as well as both companies’ track records of successful integration, CommScope expects to rapidly de-lever, targeting a net leverage ratio of approximately 4.0x in the second full year after closing. Long term, the company is targeting a net leverage ratio of 2.0x to 3.0x.

Terms and Financing

The per share cash consideration represents a premium of approximately 27 percent to the volume weighted average closing price of ARRIS’ common stock for the 30 trading days ended October 23, 2018, the day prior to market rumors regarding a potential transaction.

The transaction is not subject to a financing condition. CommScope expects to finance the transaction through a combination of cash on hand, borrowings under existing credit facilities and approximately $6.3 billion of incremental debt for which it has received debt financing commitments from J.P. Morgan Securities LLC, BofA Merrill Lynch and Deutsche Bank Securities Inc.

In addition, The Carlyle Group, a former CommScope owner, is reestablishing a minority ownership position in the company through a $1 billion equity investment, equal to approximately 16 percent of CommScope’s outstanding shares.

“We are delighted to resume our collaboration with CommScope’s accomplished management team,” said Cam Dyer, Carlyle managing director and global co-head of Technology, Media and Telecom. “We believe in the company’s long-term strategy, customer-centric culture and ability to deliver results. This optimism has fueled our desire to be a part of such a promising transaction with ARRIS.”

Leadership and Headquarters

Following completion of the combination, Eddie Edwards will continue in his role as president and chief executive officer of CommScope, with Bruce McClelland and other members of the ARRIS leadership team joining the combined company.

CommScope will remain headquartered in Hickory, NC, and the combined company will maintain a significant presence in Suwanee, GA. Upon completion of the transaction, CommScope will continue to be led by an experienced board of directors and management team that leverage the strengths of both companies.

Approvals

The transaction, which is expected to close in the first half of 2019, is subject to the satisfaction of customary closing conditions; expiration or termination of the applicable waiting period under the US Hart-Scott-Rodino Antitrust Improvements Act; receipt of certain regulatory approvals; and approval by ARRIS shareholders.

Advisors

Allen & Company LLC, Deutsche Bank, J.P. Morgan Securities LLC, and BofA Merrill Lynch are serving as financial advisors to CommScope, and Alston & Bird LLP, Latham & Watkins LLP, Cravath, Swaine & Moore LLP, Pinsent Masons LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal counsel. Evercore is serving as financial advisor to ARRIS. Troutman Sanders LLP, Herbert Smith Freehills LLP and Hogan Lovells LLP are serving as legal counsel to ARRIS. Simpson, Thacher & Bartlett LLP is serving as Carlyle’s legal counsel.

Conference Call and Webcast

CommScope and ARRIS will host a conference call today, November 8, 2018, at 8:30 a.m. ET to discuss the transaction. The conference call can be accessed by dialing +1 844-397-6169 (U.S. and Canada only) or +1 478-219-0508 and giving the passcode 1458698.

A live webcast of the conference call will be available on the investor relations section of each company’s website at ir.commscope.com and ir.arris.com. The webcast will be archived on the investor relations section of each company’s website.

Presentation and Infographic

Associated presentation materials and an infographic regarding the transaction will be available on the investor relations section of each company’s website at www.commscope.com and www.arris.com.

END

About CommScope

CommScope (NASDAQ: COMM) helps design, build and manage wired and wireless networks around the world. As a communications infrastructure leader, we shape the always-on networks of tomorrow. For more than 40 years, our global team of greater than 20,000 employees, innovators and technologists have empowered customers in all regions of the world to anticipate what’s next and push the boundaries of what’s possible. Discover more at http://www.commscope.com/

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About ARRIS

ARRIS International plc (NASDAQ: ARRS) is powering a smart, connected world. The company’s leading hardware, software and services transform the way that people and businesses stay informed, entertained and connected. For more information, visit www.arris.com.

For the latest ARRIS news:

•	Check out our blog: ARRIS EVERYWHERE

•	Follow us on Twitter: @ARRIS

News Media Contacts:

Rick Aspan, CommScope

+1 708-236-6568 or publicrelations@commscope.com

Jeanne Russo, ARRIS

+1 215-323-1880 or jeanne.russo@arris.com

Investor Contacts:

Kevin Powers, CommScope

+1 828-323-4970

Bob Puccini, ARRIS

+1 720-895-7787 or bob.puccini@arris.com

[1]	Financial metrics presented are adjusted to exclude purchase accounting charges, transaction and integration costs and other special items.

Caution Regarding Forward Looking Statements

This press release or any other oral or written statements made by CommScope or ARRIS, or on either company’s behalf, may include forward-looking statements that reflect the current views of CommScope and/or ARRIS (collectively, “us,” “we,” or “our”) with respect to future events and financial performance, including the proposed acquisition by CommScope of ARRIS. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of our management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside of our control, including, without limitation: dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; the ability to maintain effective management information systems and to implement major systems initiatives successfully; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under defined benefit employee benefit plans may require plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of the U.K. invoking Article 50 of the Lisbon Treaty to leave the European Union; changes in the laws and policies in the United States affecting trade, including recently enacted tariffs on imports from China, as well as the risks and uncertainties related to tariffs or a potential global trade war that may impact our products; costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These risks and uncertainties may be magnified by CommScope’s acquisition of ARRIS, and such statements are also subject to the risks and uncertainties related to ARRIS’ business.

Such forward-looking statements are subject to additional risks and uncertainties related to CommScope’s proposed acquisition of ARRIS, many of which are outside of our control, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed acquisition; the risk that CommScope will not successfully integrate ARRIS or that CommScope will not realize estimated cost savings, synergies, growth or other anticipated benefits, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; failure to manage potential conflicts of interest between or among customers; integration of information technology systems; conditions in the credit markets that could impact the costs associated with financing the acquisition; the possibility that competing offers will be made; and other factors beyond our control.

These and other factors are discussed in greater detail in the reports filed by CommScope and ARRIS with the U.S. Securities and Exchange Commission, including CommScope’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the period ended September 30, 2018 and ARRIS’ Quarterly Report on Form 10-Q for the period ended June 30, 2018. Although the information contained in this press release represents our best judgment as of the date hereof based on information currently available and reasonable assumptions, neither CommScope nor ARRIS can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither CommScope nor ARRIS are undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Non-GAAP Financial Measures

CommScope and ARRIS’ management believe that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, CommScope and ARRIS’ non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope and ARRIS’ management believe that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period. GAAP to non-GAAP reconciliations for historical periods are included in the reports CommScope and ARRIS file with the U.S. Securities and Exchange Commission.

Important Additional Information Regarding the Transaction and Where to Find It

In connection with the proposed transaction, ARRIS will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of ARRIS. INVESTORS AND STOCKHOLDERS OF ARRIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, INCLUDING ARRIS’ PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS’ other public filings with the SEC may be obtained without charge at the SEC’s web site, http://www.sec.gov, or at ARRIS’ website at http://ir.arris.com. ARRIS’ stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

ARRIS and its directors and certain of its executive officers, and CommScope and its directors and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from ARRIS’ stockholders in connection with the proposed transaction. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 23, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018. Information about the directors and executive officers of CommScope is set forth in the proxy statement for CommScope’s 2018 annual meeting of stockholders, which was filed with the SEC on March 20, 2018. Additional information regarding potential participants in the solicitation of proxies from ARRIS’ stockholders and a description of their direct and indirect interests, by security holdings or otherwise, will be included in ARRIS’ proxy statement when it is filed.